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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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
      NAME                             JURISDICTION OF INCORPORATION            ALSO DOES BUSINESS AS
      ----                             -----------------------------            ---------------------
Subsidiaries of Registrant:
     CSK Auto, Inc. ("Auto")                      Arizona                       Checker Auto Parts, Kragen Auto
                                                                                Parts, Schuck's Auto Supply

Subsidiaries of Auto:
     CSKAUTO.COM, Inc.                           Delaware
     Automotive Information Systems,             Minnesota                      Identifix
       Inc.
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